Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-164291) on Form S-1 of Recovery Energy, Inc. of our report dated April 14, 2010, relating to our audit of the consolidated financial statements of Recovery Energy, Inc., as of December 31, 2009 and for the period from its inception (March 6, 2009) to December 31, 2009, our reports dated August 12, 2010, relating to our audits of the revenues and direct operating expenses of the Wilke Field Acquisition Properties and Albin Field Acquisition Properties for the years ended December 31, 2009 and 2008, and of our report dated August 12, 2010, relating to our audit of the revenues and direct operating expenses of the State Line Field Acquisition Properties for the three months ended March 31, 2010.

We also consent to the reference to our firm under the caption “Experts,” which is part of this Registration Statement.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
August 16, 2010